[X] Please mark your                                                       9334
    votes as in this
    example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 3 AND FOR THE PERSONS LISTED IN PROPOSAL 2.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 3 AND FOR THE PERSONS LISTED IN PROPOSAL 2.
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                                                         FOR  AGAINST  ABSTAIN
1.  Approval and adoption of the Amended and Restated    [ ]    [ ]      [ ]
    Agreement and Plan of Merger by and between Portland
    General Corporation, Enron Corp., and Enron Oregon, dated as of July 20, 1996, amended and restated as of September 24, 1996 and further amended and restated as of April 14, 1997.

                                                         FOR  AGAINST  WITHHOLD
2.  Election of Class II Directors (terms expiring in
    2000)

a.  Carolyn Chambers                                     [ ]    [ ]      [ ]

b.  Ken L. Harrison                                      [ ]    [ ]      [ ]

c.  Jerome J. Meyer                                      [ ]    [ ]      [ ]


                                                         FOR  AGAINST  ABSTAIN
3.  Ratification of the appointment of Arthur Andersen   [ ]    [ ]      [ ]
    LLP as public accountants for the year 1997.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.









SIGNATURE(S) _______________________________________________ DATE_______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                            FOLD AND DETACH HERE

                      [PORTLAND GENERAL CORPORATION LOGO]


       Dear Fellow Shareholder:

          The Annual Meeting of Shareholders of Portland General Corporation will be held on JUNE 24, 1997. Your vote is very important regardless of the number of shares you own. We urge you to promptly SIGN, DATE, AND MAIL the above proxy card in the postage paid envelope provided for your convenience.

          Thank you for your prompt cooperation and continued support.




                                                   /s/ KEN HARRISON
                                                   Chairman of the Board,
                                                   Chief Executive Officer,
                                                       and President

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                        PORTLAND GENERAL CORPORATION
     One World Trade Center 121 S. W. Salmon Street Portland, OR  97204

                               COMMON STOCK PROXY
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF PORTLAND GENERAL CORPORATION

  P The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement/Prospectus distributed in connection with such Annual
  R Meeting and hereby appoints Gwyneth Gamble Booth, Peter J. Brix and Ken L. Harrison, or any of them as Proxies, each with the power to appoint a
  O substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Portland
  X General Corporation held of record by the undersigned on May [9], 1997, at the Annual Meeting of Shareholders to be held on June 24, 1997, or any
  Y adjournment(s) thereof. For participants in Portland General Corporation's Retirement Savings Plan or the Portland General Corporation Employee Stock Purchase Plan, the proxy also serves as voting instructions to the Trustee and Plan Administrator of those plans to vote the shares of Portland General Corporation Common Stock beneficially owned by the participant in those plans.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if your wish to vote in accordance with the Board of Directors' recommendation. The Proxies cannot vote your shares unless you sign and return this card.

     The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment(s) thereof.

                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

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                            FOLD AND DETACH HERE



                         VOTE THIS PROXY CARD TODAY!
                           YOUR PROMPT RESPONSE WILL
                    SAVE THE EXPENSE OF ADDITIONAL MAILINGS

                          PORTLAND GENERAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                       TUESDAY, JUNE 24, 1997  1:30 P.M.

                                MEETING LOCATION

                          PORTLAND GENERAL ELECTRIC
                            WESTERN REGION CENTER
                       14655 SW OLD SCHOLLS FERRY RD.
                               BEAVERTON, OREGON